Exhibit 99.1

January 27, 2026

Franklin Financial Reports 2025 Q4 and Year-to-Date Results;
Declares Dividend

(CHAMBERSBURG, PA) Franklin Financial Services Corporation (the Corporation) (NASDAQ: FRAF), the bank holding company of F&M Trust (the Bank) headquartered in Chambersburg, PA, reported its fourth quarter 2025 and year-to-date 2025 results.

A summary of notable operating results as of or for the fourth quarter ended December 31, 2025 follows:

•

Net income: $6.0 million ($1.35 per diluted share) an increase of 12.9% compared to $5.4 million ($1.19 per diluted share) for the third quarter of 2025 and $487 thousand ($0.11 per diluted share) for the fourth quarter of 2024 which was negatively affected by a $3.4 million after tax loss on the sale of investment securities sold as part of a portfolio restructuring.

•	Wealth Management: $2.3 million in fees for the quarter, an increase of 4.6% from $2.2 million in the fourth quarter of 2024. Assets under management were $1.421 billion on December 31, 2025.
•	Asset Growth: $2.239 billion in total assets on December 31,2025, an increase of 1.9% from $2.198 billion at year-end 2024.
•	Loan Growth: Net loans totaled $1.541 billion on December 31, 2025, an increase of 11.6% from $1.380 billion on December 31, 2024.
•	Deposit Growth: Total deposits of $1.836 billion, an increase of 1.1% from $1.816 billion on December 31, 2024. During the fourth quarter of 2025 the Bank paid off $65.0 million of brokered deposits.
•

Quarterly Performance Metrics: Return on Average Assets (ROA)of 1.05%, Return on Average Equity (ROE) of 14.20%, and Net Interest Margin (NIM) of 3.40%, on an annualized basis for the fourth quarter of 2025, compared to an ROA of 0.09%, ROE of 1.32% and NIM of 2.92% for the fourth quarter of 2024.  The ROA and ROE for the fourth quarter of 2024 were negatively affected by the previously mentioned loss on securities.

•

On January 15, 2026, the Board of Directors declared $0.33 per share regular quarterly cash dividend for the first quarter of 2026 to be paid on February 25, 2026, to shareholders of record at the close of business on February 6, 2026.  This dividend represents a 3.1% increase over the first quarter 2025 dividend.

A summary of notable operating results as of or for the twelve months ended December 31, 2025, follows :

•

Net Income: $21.2 million ($4.74 per diluted share) compared to $11.1 million ($2.51 per diluted share) for the twelve months ending December 31, 2024, an increase of 91.2%. The 2024 results were negatively affected by a $3.4 million after tax loss on the sale of investment securities sold as part of a portfolio restructuring.

•	Wealth Management: Fees were $9.2 million, an increase of 7.4% from $8.5 million for 2024.
•	Performance Metrics: ROA of 0.94% ROE of 13.55%, and NIM of 3.25%, compared to a ROA of 0.54%, ROE of 8.05%, and NIM of 2.95% for the comparable period in 2024.

Balance Sheet Highlights

Total assets on December 31, 2025, were $2.239 billion up 1.9% from $2.198 billion on December 31, 2024. Changes in the balance sheet from December 31, 2024, to December 31, 2025, include:

•

Debt securities available for sale decreased $54.0 million (10.6%) due primarily to paydowns. On December 31, 2025, the net unrealized loss in the portfolio was $26.8 million compared to a net unrealized loss of $45.4 million at year-end 2024.

•

Net loans increased $160.2 million (11.6%) over the year-end 2024 balance, primarily from increases in commercial real estate loans of $100.2 million, and 1- 4 family residential real estate of $45.6 million. On December 31, 2025, commercial real estate loans totaled $903.6 million (57.9% of total gross loans), with the largest collateral segments being: apartment buildings ($181.7 million), hotels and motels ($102.2 million), land development ($97.0 million), office buildings ($92.8 million) and shopping centers ($87.9 million) which are located primarily in south-central Pennsylvania.

•

Total deposits increased $20.1 million (1.1%) to $1.836 billion from year-end 2024. The year over year growth was reduced primarily due to the Bank paying off $65.0 million of brokered time deposits in the fourth quarter of 2025. Noninterest-bearing deposits (16.9% of total deposits) grew 6.9% from year-end 2024, and interest-bearing checking and savings accounts increased 7.6% over the same period. Non-brokered time deposits declined 11.6% year-over year. The Bank’s cost of deposits for 2025 averaged 1.85% compared to 1.89% for the same period in 2024. For the fourth quarter of 2025, the cost of deposits fell to 1.68%. On December 31, 2025, the Bank estimated that 87% of its deposits were FDIC insured or collateralized.

•	On September 30, 2025, the Corporation redeemed $9.0 million of its $15.0 million, 5.00% fixed to floating, subordinate notes due September 1, 2030, utilizing excess cash on hand for the redemption.
•

On December 31, 2025, the Bank had borrowings of $200.0 million from the Federal Home Loan Bank of Pittsburgh (FHLB). The Bank has additional funding capacity with the Federal Reserve, FHLB and correspondent banks.

•

Shareholders’ equity increased $30.5 million (21.1%) from December 31, 2024. Retained earnings increased $15.4 million, net of dividends of $5.8 million paid to shareholders during 2025. The accumulated other comprehensive loss (AOCI) decreased from $35.5 million at year-end 2024 to $21.6 million from a decrease in the unrealized loss in the investment portfolio. On December 31, 2025, the book value of the Corporation’s common stock was $39.11 per share and tangible book value (1) was $37.10 per share. In January 2025, an open market repurchase plan was approved to repurchase 150,000 shares of common stock over a one-year period and 19,300 shares of common stock were repurchased in 2025 under the approved plan to fund the quarterly dividend reinvestment plan and Employee Stock Purchase Plan.  In December 2025, a new repurchase plan to repurchase 150,000 shares through December 31, 2026, was approved. The Bank is considered to be “well-capitalized” under regulatory guidelines as of December 31, 2025.

•

Average 2025 year-to-date earning assets were $2.172 billion compared to $1.983 billion in 2024, an increase of $189.8 billion (9.6%). The increase occurred primarily in the commercial real estate portfolio ($118.2 million) and the residential 1-4 family real estate portfolio ($51.9 million). The yield on earning assets increased from 5.16% in 2024 to 5.31% in 2025. For the fourth quarter of 2025, the yield on earning assets was 5.29%. Total deposits averaged $1.872 billion, an increase of 14.3% over the 2024 average of $1.638 billion. The cost of total deposits for 2025 was 1.85% compared to 1.89% for 2024. The cost of deposits for the fourth quarter of 2025 was 1.68%.

•

Nonaccrual loans totaled $8.5 million on December 31, 2025, and have increased from $266 thousand on December 31, 2024, but have decreased from $10.7 million on September 30, 2025.  Nonaccrual loans were 0.55% of total gross loans on December 31, 2025, compared to 0.02% on December 31, 2024. The nonaccrual loans are comprised primarily of commercial real estate (CRE) loans totaling $8.1 million between four different loans to unrelated borrowers. The largest nonaccrual CRE loan is for a $7.1 million construction loan on a mixed-use commercial project. The construction loan is current on payments as of December 31, 2025, the developer invested additional capital in the project during the third quarter of 2025 and is pursuing other investors for the project. The Bank currently has no commitment to lend additional money. A specific reserve of $892 thousand has been established for this loan, and with this reserve, the Bank currently believes it is sufficiently collateralized for this loan.  The allowance for credit loss to loans ratio was 1.32% on December 31, 2025, 2025, up from 1.26% on December 31, 2024, primarily due to the addition of the specific reserve, previously mentioned. The allowance for credit losses (ACL) for unfunded commitments was $1.9 million and $2.0 million on December 31, 2025, and 2024, respectively.

Income Statement Highlights – Fourth Quarter 2025 v. 2024

•

Net income for the fourth quarter of 2025 was $6.0 million ($1.35 per diluted share) an increase of $5.6 million compared to $487 thousand ($0.11 per diluted share) for the fourth quarter of 2024 which was negatively affected by a $3.4 million after tax loss on the sale of investment securities sold as part of a portfolio restructuring.

•

Net interest income was $18.6 million for the fourth quarter of 2025, an increase of 23.3% compared to $15.1 million for the fourth quarter of 2024. The improvement was driven primarily by an increase in interest income from the loan portfolio.

•

The provision for credit losses on loans was $326 thousand for the fourth quarter of 2025 compared to $451 thousand for the fourth quarter of 2024. The provision for credit losses on unfunded commitments was a reversal of $37 thousand for the fourth quarter of 2025 compared to an expense of $49 thousand for the fourth quarter of 2024.

•

Noninterest income totaled $4.7 million for the fourth quarter of 2025 compared to $288 thousand for the fourth quarter of 2024. Compared to the fourth quarter of 2024, wealth management fees increased $100 thousand and the gain on sale of loans increased $62 thousand.  During the fourth quarter of 2024, the Bank recognized a $4.3 million (pre-tax) loss on the sale of securities.  Excluding this loss (1), noninterest income would have increased from $4.6 million in the fourth quarter of 2024 to $4.7 million for the fourth quarter of 2025, driven primarily by the previously mentioned items.

•

Noninterest expense for the fourth quarter of 2025 was $15.5 million compared to $14.3 million for the fourth quarter of 2024 (an increase of 8.4%). The increases over the fourth quarter of 2024 occurred primarily in salaries and benefits ($288 thousand), advertising ($175 thousand) and FDIC insurance premiums ($101 thousand).

•	The effective income tax rate was 19.2% for the fourth quarter of 2025 and 11.3% for the same period in 2024.

Income Statement Highlights – Year-to-date Comparison 2025 v. 2024

•

Net income year-to-date for 2025 was $21.2 million ($4.74 per diluted share) compared to $11.1 million ($2.51 per diluted share) for the same period in 2024, an increase of 91.2%. Year-to-date income for 2024 was also affected by the loss on securities portfolio restructuring previously mentioned.

•

The provision for credit losses on loans was $3.0 million for the year compared to $2.0 million for 2024. The increase was driven primarily by a specific reserve of $894 thousand established in the third quarter of 2025 for a $7.1 million commercial loan.  The provision for credit losses on unfunded commitments was a reversal of $131 thousand for 2025 and an expense of $8 thousand in 2024.

•

Noninterest income year-to-date was $19.2 million, an increase of 40.2% from $13.7 million in 2024. Noninterest income for 2024 includes a $4.3 million pre-tax securities loss. Excluding the loss in 2024 (1), noninterest income in 2025 would have increased $1.2 million (6.9%) over 2024. Year-over-year, wealth management fees increased $631 thousand, gains on the sale of mortgages increased $107 thousand, and a sales tax refund of $326 thousand received in 2025.

•

Noninterest expense was $59.7 million for 2025 compared to $55.9 million in 2024, an increase of $3.8 million (6.7%). The largest factor contributing to the year-over-year change was an increase of $2.6 million in salaries and benefits (primarily salaries and health insurance).  Legal and professional fees, advertising, data processing and FDIC insurance premiums were also higher in 2025 compared to 2024.

•	The effective income tax rate was 19.2% for 2025 and 16.6% in 2024.
(1)	NonGAAP measure. See GAAP versus Non-GAAP Presentation that follows.

Additional information on the Corporation is available on our website at: www.franklinfin.com/Presentations.

Franklin Financial is the largest independent, locally owned and operated bank holding company headquartered in Franklin County with assets of more than $2.2 billion. Its wholly-owned subsidiary, F&M Trust, has twenty-three community banking locations in Franklin, Cumberland, Dauphin, Fulton and Huntingdon Counties PA, and Washington County MD. Franklin Financial stock is trading on the Nasdaq Stock Market under the symbol FRAF. Please visit our website for more  information, www.franklinfin.com.

Management considers subsequent events occurring after the balance sheet date for matters which may require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and including the filing date of a public company's consolidated financial statements when filed with the Securities and Exchange Commission ("SEC''). Accordingly, the financial information in this announcement is subject to change.

Certain statements appearing herein which are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of I995. Such forward-looking statements refer to a future period or periods, reflecting management's current views as to likely future developments, and use words "may," "will," "expect," "believe," "estimate," "anticipate," or similar terms. Because forward-looking statements involve certain risks, uncertainties and other factors over which Franklin Financial Services Corporation has no direct control, actual results could differ materially from those contemplated in such statements. These factors include (but are not limited to) the following: changes in interest rates, changes in the rate of inflation, general economic conditions and their effect on the Corporation and our customers, changes in the Corporation's cost of funds, changes in government monetary policy, changes in government regulation and taxation of financial institutions, changes in technology,  the intensification of competition within the Corporation's market area, and other similar factors.

We caution readers not to place undue reliance on these forward-looking statements. They only reflect management's analysis as of this date.  The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances. Please carefully review the risk factors described in other documents the Corporation files from time to time with the SEC, including the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and any Current Reports on Form 8-K.

GAAP versus non-GAAP Presentations – The Corporation supplements its traditional GAAP measurements with certain non-GAAP measurements to evaluate its performance and to eliminate the effect of intangible assets.  By eliminating intangible assets (Goodwill), the Corporation believes it presents a measurement that is comparable to companies that have no intangible assets or to companies that have eliminated intangible assets in similar calculations. However, not all companies may use the same calculation method for each measurement. The non-GAAP measurements are not intended to be used as a substitute for the related GAAP measurements. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP.  In the event of such a disclosure or release, the Securities and Exchange Commission’s Regulation G requires: (i) the presentation of the most directly comparable financial measure calculated and presented in accordance with GAAP and (ii) a reconciliation of the differences between the non-GAAP financial measure presented and the most directly comparable financial measure calculated and presented in accordance with GAAP. The following table shows the calculation of the non-GAAP measurements.

FRANKLIN FINANCIAL SERVICES CORPORATION
Financial Highlights (Unaudited)

Earnings Summary	For the Three Months Ended			For the Twelve Months Ended
(Dollars in thousands, except per share data)	12/31/2025	9/30/2025	12/31/2024	12/31/2025	12/31/2024	% Change

Interest income	$29,040	$29,675	$26,856	$114,371	$101,451	12.7
Interest expense	10,428	11,482	11,760	44,725	43,937	1.8
Net interest income	18,612	18,193	15,096	69,646	57,514	21.1
Provision for credit losses - loans	326	1,251	451	3,030	1,975	53.4
Provision for credit losses - unfunded commitments	(37)	(53)	49	(131)	8	0.0
Total provision for credit losses	289	1,198	500	2,899	1,983	0.0
Noninterest income	4,700	4,811	288	19,176	13,679	40.2
Noninterest expense	15,543	15,148	14,335	59,656	55,895	6.7
Income before income taxes	7,480	6,658	549	26,267	13,315	97.3
Income taxes	1,437	1,304	62	5,041	2,216	127.5
Net income	$6,043	$5,354	$487	$21,226	$11,099	91.2

Diluted earnings per share	$1.35	$1.19	$0.11	$4.74	$2.51	88.8
Regular cash dividends paid	$0.33	$0.33	$0.32	$1.31	$1.28	2.3

Balance Sheet Highlights (as of)	12/31/2025	9/30/2025	12/31/2024
Total assets	$2,239,018	$2,297,077	$2,197,841
Debt securities available for sale, at fair value	454,586	469,285	508,604
Loans, net	1,540,583	1,543,515	1,380,424
Deposits	1,835,772	1,902,895	1,815,647
Other borrowings	200,000	200,000	200,000
Shareholders' equity	175,242	166,343	144,716

Assets Under Management (fair value)
Wealth Management	1,273,421	1,273,461	1,169,282
Held at third party brokers	147,880	144,902	139,872
Total assets under management	$1,421,301	$1,418,363	$1,309,154

	As of and for the Three Months Ended			For the Twelve Months Ended
Performance Ratios	12/31/2025	9/30/2025	12/31/2024	12/31/2025	12/31/2024
Return on average assets*	1.05%	0.93%	0.09%	0.94%	0.54%
Return on average equity*	14.20%	13.39%	1.32%	13.55%	8.05%
Dividend payout ratio	27.54%	27.61%	290.14%	27.54%	50.72%
Net interest margin*	3.40%	3.32%	2.92%	3.25%	2.95%
Net loan recoveries (chargeoffs) /average loans	0.00%	-0.01%	-0.02%	0.00%	-0.03%
Nonperforming loans / gross loans	0.55%	0.68%	0.02%
Nonperforming assets / total assets	0.38%	0.47%	0.01%
Allowance for loan loss / loans	1.32%	1.30%	1.26%
Book value, per share	$39.11	$37.15	$32.69
Tangible book value (1)	$37.10	$35.13	$30.65
Market value, per share	$50.20	$46.00	$29.90
Market value/book value ratio	128.36%	123.83%	91.47%
Market value/tangible book value ratio	135.33%	130.93%	97.54%
Price/earnings multiple*	9.30	9.66	67.95	10.59	11.91
Current quarter dividend yield*	2.61%	2.87%	4.28%
* Annualized
(1) NonGAAP measurement. See GAAP versus NonGAAP disclosure

GAAP versus non-GAAP Presentations – The Corporation supplements its traditional GAAP measurements with certain non-GAAP measurements to evaluate its performance and to eliminate the effect of intangible assets.  By eliminating intangible assets (Goodwill), the Corporation believes it presents a measurement that is comparable to companies that have no intangible assets or to companies that have eliminated intangible assets in similar calculations. However, not all companies may use the same calculation method for each measurement. The non-GAAP measurements are not intended to be used as a substitute for the related GAAP measurements. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP.  In the event of such a disclosure or release, the Securities and Exchange Commission’s Regulation G requires: (i) the presentation of the most directly comparable financial measure calculated and presented in accordance with GAAP and (ii) a reconciliation of the differences between the non-GAAP financial measure presented and the most directly comparable financial measure calculated and presented in accordance with GAAP. The following table shows the calculation of the non-GAAP measurements.

NonGAAP
(Dollars in thousands, except per share)
	December 31, 2025	September 30, 2025	December 31, 2024
Tangible Book Value (per share) (non-GAAP)
Shareholders' equity	$144,716	$166,343	$132,136
Less intangible assets	(9,016)	(9,016)	(9,016)
Shareholders' equity (non-GAAP)	135,700	157,327	123,120

Shares outstanding (in thousands)	$4,427	$4,478	$4,371

Tangible book value (non-GAAP)	$30.65	$35.13	$28.17

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
Summary Results Excluding Securities Losses (non-GAAP)	12/31/24	09/30/24	12/31/24	12/31/23

Securities losses as reported	$(4,267)	$—	$(4,267)	$(1,119)
Securities losses as reported, net of tax benefit (21%) (non-GAAP)	(3,371)	—	(3,371)	(884)

Nonintertest income as reported	288	4,853	13,679	14,851
Plus securities losses	4,267	—	4,267	1,119
Nonintertest income excluding securities losses net of tax benefit (non-GAAP)	4,555	4,853	17,946	15,970

Net income as reported	487	4,218	11,099	13,598
Plus securities losses, net of tax benefit	3,371	—	3,371	884
Net iucome excluding securities losses net of tax benefit (non-GAAP)	$3,858	$4,218	$14,470	$14,482

ROA as reported	0.09%	0.80%	0.54%	0.78%
ROA excluding securities losses net of tax benefit (non-GAAP)	0.71%	0.80%	0.70%	0.83%

ROE as reported	1.32%	11.86%	8.05%	11.39%
ROE excluding securities losses net of tax benefit (non-GAAP)	10.50%	11.86%	10.50%	12.13%

Dividend payout ratio as reported	290.14%	33.45%	50.72%	41.15%
Dividend payout ratio excluding securities losses net of tax benefit (non-GAAP)	36.63%	33.45%	38.90%	38.63%